As filed with the Securities and Exchange Commission on February 13, 2020
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
NUANCE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3156479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2020 Stock Plan
(Full title of the Plan)

Daniel D. Tempesta
Executive Vice President and Chief Financial Officer
Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Wendy Cassity
Executive Vice President and Chief Legal Officer
Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Emerging growth company	☐
		Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share, to be issued pursuant to the Company’s 2020 Stock Plan	14,034,596(4)	$21.89	$307,217,306.44	$39,877
Common Stock, $0.001 par value per share, underlying outstanding awards under the Prior Plans	10,309,633(5)	$21.89	$225,677,866.37	$29,299
Total	24,344,229	$21.89	$532,895,172.81	$69,170

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock (the “Common Stock”) that become issuable under the above listed plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of the Common Stock.

(2)
Estimated solely for the purpose of computing the registration fee and based on the average high and low sale prices of the Common Stock as reported on the Nasdaq Global Select Market on February 7, 2020 in accordance with Rule 457 under the Securities Act.

(3)	The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act and was determined by multiplying the Proposed Maximum Offering Price Per Share by 0.0001298.
(4)
Shares of Common Stock reserved for issuance under the Registrant’s 2020 Stock Plan (the “2020 Plan”) consists of (a) 9,000,000 shares of Common Stock reserved for future issuance under the 2020 Plan (b) 5,034,596 shares of Common Stock previously reserved but unissued under the Registrant’s 2000 Stock Plan and the 1995 Directors’ Stock Plan, in each case, as amended and/or amended and restated (the “Prior Plans”) that are now available for issuance under the 2020 Plan, as well as shares of Common Stock that may again become available for delivery with respect to awards under the 2020 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2020 Plan.

(5)
Represents shares of Common Stock reserved for issuance pursuant to outstanding restricted stock units and performance stock units under the Prior Plans as of the date of this Registration Statement. Any such shares of Common Stock that (i) are subject to such equity awards under the Prior Plans that cease to be subject to such equity awards by forfeiture or otherwise, (ii) were or are issued under the Prior Plans pursuant to the vesting of such equity awards and are forfeited or repurchased at the original issue price, or (iii) are subject to such equity awards under the Prior Plans and are withheld to satisfy tax withholding obligations relating to any awards will be available for issuance under the 2020 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2020 Stock Plan of Nuance Communications, Inc. (the “Registrant”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon request, either orally or in writing, the Registrant will provide, without charge, to each participant of the 2020 Stock Plan, a copy of the documents incorporated by reference into this Form S-8. You may request a copy of these filings and any exhibits the Registrant has specifically incorporated by reference as an exhibit in this S-8, at no cost, by writing to the Registrant at the following address: Investor Relations, Nuance Communications, Inc., 1 Wayside Road, Burlington, Massachusetts 01803, or via telephone at (781) 565-5000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been previously filed with the Commission, are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Commission on November 26, 2019.
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed with the Commission on February 7, 2020.
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 2, 2019, October 7, 2019, November 7, 2019, January 22, 2020, and February 5, 2020.
(d)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since September 30, 2019 (except to the extent information contained in Current Reports on Form 8-K therein that is furnished and not filed).

(e)
The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 20, 1995, including any further amendments or reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.

The validity of the shares of the Registrant’s common stock offered by this Registration Statement will be passed upon for the Registrant by Wendy Cassity, Esq., the Registrant’s Executive Vice President and Chief Legal Officer. Ms. Cassity is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally and owns shares of the Registrant’s common stock.
Item 6. Indemnification of Directors and Officers.
The Registrant is incorporated in Delaware. Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
Article IX of the Registrant’s amended and restated certificate of incorporation authorizes the Registrant to provide for the indemnification of directors to the fullest extent permissible under Delaware law.
Article VII of the Registrant’s bylaws provides for the indemnification of officers, directors and third parties acting on the Registrant’s behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.
The Registrant has entered into indemnification agreements with its directors, executive officers and others, in addition to indemnification provided for in its bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.
The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit Document

4.1	2020 Stock Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 22, 2020)

5.1*	Legal Opinion of Wendy Cassity, Executive Vice President and Chief Legal Officer of Nuance Communications, Inc.

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Wendy Cassity, Executive Vice President and Chief Legal Officer of Nuance Communications, Inc. (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (see signature page)
*	Exhibits marked with an asterisk (*) are filed herewith.
Power of Attorney (see signature page)

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on February 13, 2020.

Nuance Communications, Inc.

By:	/s/ Mark Benjamin
Mark Benjamin
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Benjamin and Daniel D. Tempesta, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark Benjamin Mark Benjamin	Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2020

/s/ Daniel D. Tempesta Daniel D. Tempesta	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2020

/s/ Arthur Giterman Arthur Giterman	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	February 13, 2020

/s/ Lloyd Carney Lloyd Carney	Director	February 11, 2020

/s/ Daniel Brennan Daniel Brennan	Director	February 11, 2020

/s/ Thomas Ebling Thomas Ebling	Director	February 11, 2020

/s/ Robert Finocchio Robert Finocchio	Director	February 11, 2020

/s/ Laura Kaiser Laura Kaiser	Director	February 11, 2020

/s/ Michal Katz Michal Katz	Director	February 11, 2020

/s/ Mark Laret Mark Laret	Director	February 11, 2020

/s/ Sanjay Vaswani Sanjay Vaswani	Director	February 11, 2020